                                                                    Exhibit 10.6


                       THIRD AMENDMENT TO LEASE AGREEMENT

                                    Between

                              ROUTE 206 ASSOCIATES

                                  The Landlord

                                       And

                           ENZON PHARMACEUTICALS, INC.

                                   The Tenant

                             For Leased Premises In

                   685 Route 202/206, Bridgewater, New Jersey

                                 October 1, 2006

Prepared by:
Gary O. Turndorf
520 Route 22
P.O. Box 6872
Bridgewater, NJ 08807
(908) 725-8100

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
1.   DEFINITIONS AND EFFECT OF FIRST AMENDMENT...........................      1

2.   LEASE OF THE SECOND FLOOR SPACE.....................................      1

3.   RENT................................................................      1

4.   TERM................................................................      2

5.   CONDITION OF THE LEASED PREMISES....................................      2

6.   OPTIONS.............................................................      3

7.   REPRESENTATIONS.....................................................      4

8.   RESERVATION IN FAVOR OF TENANT......................................      4

9.   SEVERABILITY........................................................      5

10.  CAPTIONS............................................................      5

11.  COUNTERPARTS........................................................      5

12.  EXCLUSIVE BENEFIT...................................................      5

13.  SUCCESSORS..........................................................      5

14.  AMENDMENTS..........................................................      5

14.  WAIVER..............................................................      5

15.  COURSE OF PERFORMANCE...............................................      6

EXHIBIT                             DESCRIPTION                             PAGE
-------   ---------------------------------------------------------------   ----

   A      LEASED PREMISES FLOOR SPACE DIAGRAM............................      8

   B      DEFINITIONS AND INDEX OF DEFINITIONS...........................      9

THIRD AMENDMENT TO LEASE AGREEMENT (the "Third Amendment"), dated as of October 1, 2006, between ROUTE 206 ASSOCIATES, a New Jersey partnership, with offices at 520 Route 22, P.O. Box 6872, Bridgewater, NJ 08807 (the "Landlord"), and ENZON PHARMACEUTICALS, INC. (F/K/A ENZON, INC.), a Delaware corporation, with an office at 685 Route 202/206, Bridgewater, NJ 08807 (the "Tenant").

PRELIMINARY STATEMENT:

Landlord and Tenant are parties to a lease agreement (the "Original Lease") dated Match 27, 2002 for premises on the third floor of 685 Route 202/206, Bridgewater, New Jersey (the "Building"), a First Amendment to Lease (the "First Amendment") dated November 11, 2002 for additional premises on the third floor of the Building (collectively, the "Third Floor Premises"), and a Second Amendment to Lease (the "Second Amendment") dated July 22, 2005 for additional premises on the first floor (the "First Floor Premises") of the Building (the Original Lease, the First Amendment, and the Second Amendment are collectively referred to as the "Lease");

In consideration of the premises and for other good and valuable consideration, Landlord agrees to lease to Tenant, and Tenant agrees to lease from Landlord, additional premises on the second floor of the Building as shown on Exhibit A attached hereto (the "Second Floor Space"), and Landlord and Tenant agree to extend the term of the Lease subject to all the terms and conditions set forth below, as follows:

1. Definitions and Effect of First Amendment.

Certain terms and phrases used in this Third Amendment (generally those whose first letters are capitalized) are defined in Exhibit B attached hereto and, as used in this Third Amendment, they shall have the respective meanings assigned or referred to in that exhibit. Except as amended by the terms of this Third Amendment, the terms of the Lease shall otherwise remain in full force and effect.

2. Lease of the Second Floor Space.

The Landlord shall, and hereby does, lease to the Tenant, and the Tenant shall, and hereby does, accept and lease from the Landlord, the Second Floor Space beginning on the Second Floor Expansion Commencement Date hereinafter defined. The Second Floor Space consists of 18,778 square feet of gross rentable floor space on the second floor of 685 Route 202/206, Bridgewater, New Jersey as more fully described in the definition of Leased Premises set forth in Exhibit B attached hereto. From and after the Second Floor Expansion Commencement Date, the Leased Premises shall become 50,624 square feet of gross rentable floor space comprised of the First Floor Premises, the Second Floor Premises and the Third Floor Premises. The Tenant's Share for the First Floor Premises and the Third Floor Premises shall remain 23.3% in the aggregate. Beginning on May
1, 2007, Tenant's Share for the Second Floor Premises shall be 13.7%.

3. Rent.

3.1. The Tenant shall punctually pay the Rent for the Leased Premises for the Term to the Landlord in the amounts and at the times set forth below, without bill or other demand and without any offset, deduction or, except as may be otherwise specifically set forth in this Third Amendment, abatement whatsoever.

3.2. Beginning on the Second Floor Expansion Commencement Date, the Basic Rent for the Leased Premises during the balance of the Term shall be at the rate per year set forth below.

      PERIOD         ANNUAL RATE    MONTHLY INSTALLMENTS
-----------------   -------------   --------------------
through 1/31/2015   $1,362,798.12        $113,566.51
through 1/31/2018   $1,464,046.08        $122,003.84

3.3. The portion of the Monthly Installment of Basic Rent for the Second Floor Premises in the sum of $42,125.32 per month is hereby waived for the months of March and April 2007.

3.4. In addition, Tenant shall pay the rent for the Storage Space in accordance with section 10 of the Second Amendment.

3.5. Section 9.1 of the Lease is amended to provide that the Tenant Electric Charges shall be $1.75 per square foot per year, subject to the provisions of subsection 10.10 of the Lease.

3.6. The annual rate of Basic Rent for the Leased Premises during any Renewal Term shall be calculated as set forth in subsection 6.1.4 of the Lease for the Renewal Term.

4. Term.

The Second Floor Expansion Commencement Date shall be March 1, 2007. The Initial Term for all the Leased Premises including the Storage Space and the Second Floor Premises shall run through January 31, 2018, unless sooner terminated in accordance with the terms of the Lease.

5. Condition of the Leased Premises.

5.1. Tenant shall accept the Second Floor Space in its current "AS-IS" condition.

5.2. Beginning on March 1, 2007, Tenant may make any alterations, improvements and other modifications to the Second Floor Premises in accordance with the provisions of section 12 of the Lease. Tenant shall be free to engage its own contractors to perform the work provided that Tenant shall select the heating, air-conditioning, sprinkler and electrical contractors from a list of qualified contractors furnished to Tenant by Landlord. The Landlord shall pay to Tenant the sum of $140,835 for improvements being performed by Tenant in the Second Floor Premises (the "Allowance"). Landlord shall advance the Allowance at reasonable intervals within not more than ten (10) days following Tenant's draw request, as the work progresses.

5.3. Notwithstanding the provisions of section 12 of the Lease, Tenant may install an internal staircase for the purpose of connecting the Second Floor Premises and the Third Floor Premises. Landlord shall have the right to review the construction plans and the location of the staircase and Tenant may proceed with the work as long as it has not received a notice from the Landlord reasonably objecting thereto in any respect within ten (10) business days of the furnishing thereof. Landlord shall not object unreasonably to the plans or the location. Landlord's failure to object shall not be deemed to constitute Landlord's affirmative approval of the plans.

6. Options.

6.1 Any existing options to renew are hereby deleted. Tenant is hereby granted one option to renew this Lease for all the Leased Premises (the "Option to Renew") upon the following terms and conditions:

    6.1.1 At the time of the exercise of the Option to Renew and at the time of said renewal, the Tenant shall not be in default following the delivery of notice and the expiration of any applicable cure periods in accordance with the terms and provisions of this Lease, and shall occupy and be in operation at the entire Leased Premises pursuant to this Lease subject to approved subleases or sublease permitted by the Lease and subject to arrangements contemplated by section 17.7 of the Lease.

    6.1.2 Notice of the exercise of the Option to Renew shall be sent to the Landlord in writing at least nine (9) months before the expiration of the Initial Term.

    6.1.3 The Renewal Term shall be for a period of five years to commence at the expiration of the Initial Term, and all of the terms and conditions of this Agreement, other than the annual amount of Basic Rent, shall apply during any such Renewal Term.

   6.1.4. Subject to the last sentence of this paragraph, the amount of annual Basic Rent to be paid during the Renewal Term shall equal the Market Rental Rate of the Leased Premises if the same were available for lease to the public. If the parties are unable to agree on the Market Rental Rate of the Leased Premises, the parties shall each appoint one appraiser who shall in turn appoint a third independent appraiser and the determination of said three appraisers shall be binding on the parties.

6.2. Any existing rights of first offer are hereby deleted. If Landlord learns that any space in the Building will become available or otherwise free from lease obligations existing as of the date of this amendment (it being understood that the Landlord will not enter into any new or extended lease obligations on such space without first complying with the Right of First Offer described herein) and (i) if no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full or the Landlord shall have waived it, it shall first offer the same to Tenant by written notice. This is the "Right of First Offer". The notice shall contain the terms upon which the space is offered including the basic rent, the commencement date, the term, the allowance, if any, and any other terms which Landlord proposes. If Tenant wishes to lease the space on the terms offered, it shall notify the Landlord in writing within ten (10) business days of Tenant's receipt of such written notice setting forth all of the above-required information, and, thereupon, Tenant shall be bound to lease the same on the same terms as are set forth in this Agreement modified by the specific terms which are set forth in Landlord's notice. Tenant shall execute a lease amendment to incorporate these terms including an obligation to execute a Commencement Date certificate and estoppel certificates. If Tenant fails to serve the written acceptance of the offer within the ten (10) business day period, the Right of First Offer on the subject space being offered shall thereupon expire and be of no further force and effect. Notwithstanding the provisions of the preceding sentence, the Right of First Offer shall revive if Landlord does not consummate a lease with another tenant within five (5) months after the expiration of the Right of First Offer as above provided or if Landlord proposes to enter into a lease with another tenant on terms which are materially more favorable than the terms offered to Tenant. For this purpose, the terms shall be considered materially more favorable if the net effective rent offered to the other tenant is ninety-two and one-half (92.5%) percent, or less, than the net effective rent offered to Tenant or if the term offered to the other tenant is eighty percent, or less, of the term offered to Tenant. With respect to any further offers required under this provision, if Tenant fails to serve a written acceptance of the offer within a five (5) business day period following receipt of Landlord's written offer, the Right of First Offer shall, with respect to such offer, thereupon expire and be of no further force and effect.

6.3. Notwithstanding anything to the contrary that may be set forth in this Agreement, (i) if no Event of Default shall have occurred or (ii) if an Event of Default shall have occurred, the Tenant shall have previously cured it in full or the Landlord shall have waived it, Tenant is granted the one time option to terminate this lease by a written notice served on or before January 31, 2012 to be effective at the close of business on January 31, 2013. This is the "Option to Cancel". If this option is not exercised in a timely manner it shall thereupon expire.

6.4. The option set forth in subsection 6.2.2 of the Lease shall remain in force.

7. Tenant Representations.

The Tenant hereby represents and warrants that:

7.1. no broker or other agent has shown the Second Floor Space or the Building to the Tenant, or brought either to the Tenant's attention, except Cushman & Wakefield (the "Broker"), which commission the Tenant understands will be paid by the Landlord directly to the Broker;

7.2. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Third Amendment by the Tenant have been duly and validly authorized; and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Tenant's execution and delivery of this Third Amendment; and

7.3. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Third Amendment by the Tenant will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, certificate of incorporation or bylaws or partnership agreement of the Tenant or any Affiliate of the Tenant, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Tenant or any Affiliate of the Tenant is a party, a subject or a recipient or by which the Tenant, any Affiliate of the Tenant or any of their respective properties and other assets is bound.

8. Landlord Representations.

The Landlord hereby represents and warrants that:

8.1. the Landlord shall pay, directly to the Broker, the entire commission that Broker is entitled to in respect of the transactions contemplated hereby pursuant to a separate agreement;

8.2. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Third Amendment by the Landlord have been duly and validly authorized; and no other approval, partnership, corporate, governmental or otherwise, is required to authorize any of the foregoing or to give effect to the Landlord's execution and delivery of this Third Amendment; and

8.3. the execution and delivery of, the consummation of the transactions contemplated by and the performance of all its obligations under, this Third Amendment by the Landlord will not result in a breach or violation of, or constitute a default under, the provisions of any statute, charter, certificate of incorporation or bylaws or partnership agreement of the Landlord or any Affiliate of the Landlord, as presently in effect, or any indenture, mortgage, lease, deed of trust, other agreement, instrument, franchise, permit, license, decree, order, notice, judgment, rule or order to or of which the Landlord or any Affiliate of the Landlord is a party, a subject or a recipient or by which the Landlord, any affiliate of the Landlord or any of their respective properties and other assets is bound.

9. Reservation in Favor of Tenant.

Neither the Landlord's forwarding a copy of this document to Tenant nor any other act on the part of the Landlord prior to execution and delivery of this Third Amendment by the Landlord shall give rise to any implication that Tenant has a reservation, an option to lease or an outstanding offer to lease any premises.

10. Severability.

In the event that any provision of this Third Amendment, or the application of any provision in any instance, shall be conclusively determined by a court of competent jurisdiction to be illegal, invalid or otherwise unenforceable, such determination shall not affect the validity or enforceability of the balance of this Third Amendment.

11. Captions.

Captions have been inserted at the beginning of each section of this Third Amendment for convenience of reference only and such captions shall not affect the construction or interpretation of any such section of this Third Amendment.

12. Counterparts.

This Third Amendment may be executed in more than one counterpart, each of which shall constitute an original of this Third Amendment but all of which, taken together, shall constitute one and the same Third Amendment.

13. Exclusive Benefit.

Except as may be otherwise specifically set forth in this Third Amendment, this Third Amendment is made exclusively for the benefit of the parties hereto and their permitted assignees and no one else shall be entitled to any right, remedy or claim by reason of any provision of this Third Amendment.

14. Successors.

This Third Amendment shall be binding upon the parties hereto and their respective successors and assigns.

15. Amendments.

This Third Amendment contains the entire agreement of the parties hereto, subsumes all prior discussions and negotiations and, except as may otherwise be specifically set forth in this Third Amendment, this Third Amendment may not be amended or otherwise modified except by a writing signed by all the parties to this Third Amendment.

16. Waiver.

Except as may otherwise be specifically set forth in this Third Amendment, the failure of any party at any time or times to require performance of any provision of this Third Amendment shall in no manner affect the right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, covenant, representation or warranty set forth in this Third Amendment, whether by conduct or otherwise, in any one or more instances shall be deemed to be or construed as a further or continuing waiver of any such condition or breach, or as a waiver of any other condition or of the breach of any other term, covenant, representation or warranty set forth in this Third Amendment. The Landlord's acceptance of, or endorsement on, any partial payment of Rent or any late payment of Rent from the Tenant shall not operate as a waiver of the Landlord's right to the balance of the Rent due on a timely basis regardless of any writing to the contrary on, or accompanying, the Tenant's partial payment or the Landlord's putative acquiescence therein.

17. Course of Performance.

No course of dealing or performance by the parties, or any of them, shall be admissible for the purpose of obtaining an interpretation or construction of this Third Amendment at variance with the express language of the Third Amendment itself.

             (The balance of this page is left blank intentionally.)

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed as of the date first above written.

                                        LANDLORD:
                                        ROUTE 206 ASSOCIATES


                                        By: /s/ Eugene Schenkman
                                            ------------------------------------
                                            Eugene Schenkman Vice President
                                            Route 206 Corp., General Partner


                                        TENANT:
                                        ENZON PHARMACEUTICALS, INC.


                                        By: /s/ Ralph del Campo
                                            ------------------------------------
                                            Ralph del Campo, Executive Vice
                                            President Technical Operations

                                        By: /s/ Paul Davit
                                            ------------------------------------
                                            Paul Davit, Executive Vice
                                            President Human Resources

                                    EXHIBIT A

                      LEASED PREMISES FLOOR SPACE DIAGRAM

                                    EXHIBIT B

                      DEFINITIONS AND INDEX OF DEFINITIONS

In accordance with section 1 of the Third Amendment of which this exhibit is a part, throughout the Third Amendment the following terms and phrases shall have the meanings set forth or referred to below:

1.   "Allowance" is defined in subsection 5.2 of this Third Amendment.

2. With respect to the First Floor Premises and the Third Floor Premises, "Base Year" shall mean the full calendar year 2002 with respect to Operational Expenses (adjusted in accordance with the definition of Base Year Operational Expenses in the Lease) and Taxes. With respect to the Second Floor Premises, "Base Year" shall mean the full calendar year 2007 with respect to Operational Expenses (adjusted in accordance with the definition of Base Year Operational Expenses in the Lease) and Taxes.

3.   "Basic Rent" is defined in section 3 of this Third Amendment.

4.   "Broker" is defined in subsection 7.1 of this Third Amendment.

5. "First Floor Premises" is defined in the Preliminary Statement to this Third Amendment.

6. "Initial Term" means the period designated in section 4 of this Third Amendment.

7. Beginning on the Second Floor Expansion Commencement Date, the "Leased Premises" means that portion of the interior of the Building (as viewed from the interior of the Leased Premises) bounded by the interior sides of the unfinished floor and the finished ceiling on the floor (as the floors have been designated by the Landlord) of the Building, the centers of all Common Walls and the exterior sides of all walls other than Common Walls, the outline of which floor space is designated on the diagram set forth in Exhibit A attached hereto, which portion contains 24,526 square feet of gross rentable floor space on the third floor of the Building, 7,320 square feet of gross rentable floor space on the first floor of the Building, and 18,778 square feet of gross rentable floor space on the second floor of the Building. If the present square footage of the cafeteria is reduced, then the Gross Footage of the Leased Premises shall be adjusted downward and the Basic Rent shall be re determined by multiplying the Adjusted Gross Footage by the Basic Rent per foot which would otherwise be due under this Third Amendment. To determine the Adjusted Gross Footage, the number of usable square feet of floor space which is added to the Building's net rentable area (by reason of the elimination of some or all of the cafeteria) shall be added to determine the Revised Usable Footage. A new factor shall be calculated (the "New Multiplier") which, when multiplied by the Revised Usable Footage, produces a product of 137,139 square feet. The Adjusted Gross Footage shall equal the product of the Usable Footage multiplied by the New Multiplier (the "Adjusted Gross Footage"). Similar adjustments shall be made each time the size of the cafeteria is adjusted but the Gross Footage shall not be increased to more than 50,624 square feet.

8.   "New Multiplier" is defined in definition 7 of this Third Amendment.

9. With respect to the Second Floor Premises, "No Pass Through Period" means, in the context of Operational Expenses and Taxes, the period beginning on the Commencement Date and ending on March 31,2008.

10.  "Right of First Offer" is defined in subsection 6.2 of this Third
     Amendment.

11.  "Option to Cancel" is defined in subsection 6.3 of this Third Amendment.

12.  "Option to Renew" is defined in subsection 6.1 of this Third Amendment.

13. "Second Floor Premises" is defined in the Preliminary Statement to this Third Amendment.

14. "Second Floor Expansion Commencement Date" is defined in section 4 of this Third Amendment.

15.  "Third Amendment" is defined in the preamble to this document.

16. "Third Floor Premises" is defined in the Preliminary Statement to this Third Amendment.